EXHIBIT 10.46
SECOND AMENDMENT TO
THE THOMAS & BETTS
SUPPLEMENTAL EXECUTIVE INVESTMENT PLAN
(As Amended and Restated Effective January 1, 2007)
     WHEREAS, Thomas & Betts Corporation maintains the Thomas & Betts Supplemental Executive Investment Plan (the “Plan”); and
     WHEREAS, it is desired to (i) clarify the participants for whom a nonelective contribution is made under the Plan, (ii) correct typographical errors, and (iii) add The Lamson & Sessions Co. as a participating employer in the Plan;
     NOW, THEREFORE, the Plan is hereby amended as follows:
     1. Section 1.22 of the Plan is hereby amended to read as follows, effective January 1, 2008:
     §1.22 Participant: An Eligible Employee who has elected to participate in the Plan and for whom Deferral Amounts are being credited and, with respect to eligibility for Employer Nonelective Amounts under Article IVA, an Eligible Employee who is eligible for the nonelective integrated employer contribution under the 401(k) Plan and who has Excess Compensation.
     2. The last paragraph of Section 9.3 of the Plan is hereby amended by replacing the word “exceeds” with the words “does not exceed”, effective January 1, 2007.
     3. The reference to §9.1(iii) in Section 9.4 of the Plan is hereby replaced with a reference to §9.1(b)(iii), effective January 1, 2007.
     4. The reference to Article X in Section 9.5 of the Plan is hereby replaced with a reference to Article IX, effective January 1, 2007.
     5. Appendix A to the Plan is hereby amended by adding the following participating employer:

Name	Date of Participation

The Lamson & Sessions Co.: Clinton, Bowling Green and Cleveland Retail locations	January 1, 2009